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                                                                    EXHIBIT 23.2



                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use of our reports dated December 21, 1995 and December 14, 1994 with respect to the financial statements of Swisher International, Inc. as of and for the years ended October 31, 1995 and 1994, respectively, included in the annual report of Form 10K/A of Swisher International, Inc.



                                         /s/ Ehrhardt Keefe Steiner & Hottman PC
                                         ---------------------------------------
                                             Ehrhardt Keefe Steiner & Hottman PC


June 30, 1998
Denver, Colorado